                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                                 BY AND BETWEEN

                              TUCKER FEDERAL BANK

                                      AND

                         CRESCENT BANK & TRUST COMPANY

                           Dated as of April 22, 1999

                               TABLE OF CONTENTS

                                                                     Page Number
                                                                     -----------

ARTICLE I        TRANSFER OF ASSETS AND LIABILITIES...................... 1
  Section 1.1    Transferred Assets...................................... 1
  Section 1.2    Purchase Price.......................................... 2
  Section 1.3    Core Deposits........................................... 4
  Section 1.4    Reserved................................................ 7
  Section 1.5    Safe Deposit Business................................... 7
  Section 1.6    Employee Matters........................................ 8
  Section 1.7    Records and Data Processing............................. 9
  Section 1.8    Security................................................ 9
  Section 1.9    Taxes and Fees, Proration of Certain Expenses........... 9
  Section 1.10   Real Property...........................................10

ARTICLE II       CLOSING AND EFFECTIVE TIME..............................11
  Section 2.1    Dates...................................................11
  Section 2.2    Closing.................................................12
  Section 2.3    Adjustments.............................................14

ARTICLE III      INDEMNIFICATION.........................................15
  Section 3.1    Seller's Indemnification of Purchaser...................15
  Section 3.2    Purchaser's Indemnification of Seller...................15
  Section 3.3    Claims for Indemnity....................................16
  Section 3.4    Limitations on Indemnification..........................16

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF SELLER................17
  Section 4.1    Corporate Organization..................................17
  Section 4.2    No Violation............................................17
  Section 4.3    Corporate Authority.....................................17
  Section 4.4    Enforceable Agreement...................................17
  Section 4.5    Personal Property.......................................17
  Section 4.6    Real Property...........................................18
  Section 4.7    Year 2000 Compliance....................................19
  Section 4.8    Reserved................................................19
  Section 4.9    Proceedings and Information.............................19
  Section 4.10   Reporting and Tax Withholding Documents.................19
  Section 4.11   Condition of Property...................................19
  Section 4.12   Consents and Approvals..................................20
  Section 4.13   Limitation of Representations and Warranties............20

ARTICLE V        REPRESENTATIONS AND WARRANTIES OF PURCHASER.............20
  Section 5.1    Corporate Organization..................................20

  Section 5.2    No Violation............................................20
  Section 5.3    Corporate Authority.....................................21
  Section 5.4    Enforceable Agreement...................................21
  Section 5.5    Proceedings and Information.............................21
  Section 5.6    Consents and Approvals..................................21
  Section 5.7    Financing...............................................21

ARTICLE VI       OBLIGATIONS OF PARTIES PRIOR TO AND AFTER
                 EFFECTIVE TIME..........................................22
  Section 6.1    Full Access.............................................22
  Section 6.2    Delivery of Magnetic Media Records......................22
  Section 6.3    Application for Approval to Effect Purchase of
                 Assets and Assumptions of Liabilities...................23
  Section 6.4    Conduct of Business; Maintenance of Properties..........23
  Section 6.5    No Solicitation by Seller, etc..........................24
  Section 6.6    Further Actions.........................................24
  Section 6.7    Fees and Expenses.......................................24
  Section 6.8    Breaches with Third Parties.............................25
  Section 6.9    Insurance...............................................25
  Section 6.10   Public Announcements....................................25
  Section 6.11   Tax Reporting...........................................25
  Section 6.12   Certain Actions.........................................25

ARTICLE VII      CONDITIONS TO PURCHASER'S OBLIGATIONS...................26
  Section 7.1    Representations and Warranties True.....................26
  Section 7.2    Obligations Performed...................................26
  Section 7.3    No Adverse Proceedings..................................26
  Section 7.4    Regulatory Approval.....................................26
  Section 7.5    No Material Adverse Change..............................27

ARTICLE VIII     CONDITIONS TO SELLER'S OBLIGATIONS......................27
  Section 8.1    Representations and Warranties True.....................27
  Section 8.2    Obligations Performed...................................27
  Section 8.3    No Adverse Proceedings..................................28
  Section 8.4    Regulatory Approval.....................................28

ARTICLE IX       TERMINATION.............................................28
  Section 9.1    Methods of Termination..................................28
  Section 9.2    Procedure Upon Termination..............................29
  Section 9.3    Payment of Expenses.....................................29

ARTICLE X        MISCELLANEOUS PROVISIONS................................30
  Section 10.1   Amendment and Modification..............................30
  Section 10.2   Waiver or Extension.....................................30
  Section 10.3   Assignment..............................................30
  Section 10.4   Confidentiality.........................................30

  Section 10.5   Addresses for Notices, Etc..............................31
  Section 10.6   Counterparts............................................31
  Section 10.7   Headings................................................32
  Section 10.8   Governing Law...........................................32
  Section 10.9   Expenses................................................32
  Section 10.10  Time is of the Essence..................................32
  Section 10.11  Cover, Index and Headings, Etc..........................32
  Section 10.12  Broker, Finder, and Investment Banker Fees..............33
  Section 10.13  Office Space............................................33
  Section 10.14  Severability............................................33
  Section 10.15  No Third Party Beneficiaries............................33
  Section 10.16  Entire Agreement........................................33

                                LIST OF EXHIBITS
                                ----------------

Exhibit Number      Description
--------------      -----------

1.1(b)              Excluded Assets

1.3(b)              Certificates of Deposit Not Assumed by Purchaser

2.2(b)(2)           Bill of Sale

2.2(b)(3)           Assignment and Assumption Agreement

2.2(b)(14)          Closing Statement

4.9                 Proceedings and Information - Seller

5.5                 Proceedings and Information - Purchaser

                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT
                    ----------------------------------------

          THIS BRANCH PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into as of April 22, 1999, by and between TUCKER FEDERAL BANK ("Seller"), a savings association organized and existing under the laws of the United States, with its corporate offices located in Tucker, Georgia, and CRESCENT BANK & TRUST COMPANY ("Purchaser"), a bank organized and existing under the laws of the State of Georgia.

                                    Preamble
                                    --------

          The Board of Directors of Purchaser and the Board of Directors of Seller have determined that the transactions described herein are in their respective best interests. This Agreement provides for the purchase by Purchaser of certain assets from Seller and the assumption by Purchaser of certain liabilities of Seller related to Seller's banking office located at 4475 Towne Lake Parkway, Woodstock, Georgia 30181 (the "Branch Office").

          In consideration of the premises and the respective warranties, representations, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   ---------
                       TRANSFER OF ASSETS AND LIABILITIES
                       ----------------------------------

Section 1.1.   Transferred Assets.
-----------    ------------------

(a) As of the Effective Time (as defined in Section 2.1) and upon the terms and conditions set forth herein, Seller will sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will purchase from Seller, all of the following assets (collectively, the "Assets") associated with the Branch Office and identified in this Agreement and the Exhibits hereto, and not otherwise excluded from sale pursuant to the provisions of Subsection 1.1(b) below:

     (1) all real estate and improvements thereon at the Branch Office (the "Real Property");

     (2) except as provided in Section 1.1(b), the furniture, fixtures, computer, data processing equipment, leasehold improvements and other tangible personal property owned by Seller and used and located at the Branch Office (the "Personal Property");

     (3) all safe deposit contracts and leases for the safe deposit boxes located at the Branch Office as of the Effective Time (the "Safe Deposit Contracts");

     (4) all coins and currency located at the Branch Office as of the Effective Time (the "Coins and Currency"); and

     (5) Seller's rights in any equipment leased by the Seller and used and located at the Branch Office ("Leased Equipment") and not among the Excluded Assets.

(b) The assets, properties and rights listed below are specifically excluded from the sale under this Agreement (the "Excluded Assets"):

      (1) any rights to the name "Tucker Federal Bank" and any of Seller and its affiliates' and proprietary mutual funds' logos, trademarks, trade names, signs, paper stock, forms and other supplies containing any such logos, trademarks or trade names;

      (2) any and all loans maintained, serviced, or listed in Seller's general ledger as, loans of the Branch Office; and

      (3) the assets listed on Exhibit 1.l(b) hereto, including, without limitation, any computer, data processing or other equipment that is not Year 2000 compliant.

(c) The Seller shall remove the Excluded Assets from the Branch Office at or prior to the Effective Time. The Seller shall remove the Excluded Assets at its own cost and, apart from making any repairs necessitated by Seller's negligence in removing the Excluded Assets, Seller shall be under no obligation to restore the Branch Office's premises to their original conditions, which shall be the Purchaser's responsibility.

Section 1.2.   Purchase Price.
-----------    --------------

       (a) In consideration for the purchase of the Branch Office, the Purchaser shall pay Seller a purchase price equal to the sum of the following:

               (1) The Net Book Value (as defined in Subsection 1.2(d) hereof) for the Personal Property and the Real Property at the Branch Office;

               (2) An amount equal to the "Deposit Premium," which shall be equal to the product of (i) 0.06, multiplied by (ii) the Average Daily Deposits. The term "Average Daily Deposits" shall mean the average daily closing balance of the deposit accounts (excluding accrued but unpaid interest), including Individual Retirement Accounts, of Seller originated at the Branch Office computed over the twenty (20) consecutive business days ending on and including the business day immediately prior to the Closing Date. The term "business day" shall mean each day on which the Branch Office is open for business. The parties understand and agree that the closing balance for each business day shall be determined based upon the deposit balances as of the standard 2:00 P.M. Atlanta, Georgia daily cut off time on such day utilized by the Branch Office.; and

          (3)  The face amount of the Coins and Currency.

(b) As of the effective time, Purchaser shall assume, and, except as set forth herein, Seller shall have no further liability with respect to, all of the duties, obligations and liabilities of Seller relating to Leased Equipment, the Safe Deposit Contracts and the Deposit Liabilities (including all accrued interest on such Deposit Liabilities); provided, that any cash items paid by Seller and not cleared prior to the Effective Time shall be the responsibility of Seller, subject to the terms of Section 1.3 below.

(c) Seller shall prepare a balance sheet (the "Pre-Closing Balance Sheet") in accordance with generally accepted accounting principles as of a date not earlier than 30 days prior to the Effective Time (the "Pre-Closing Balance Sheet Date") reflecting the assets to be sold, assigned and transferred hereunder and the liabilities to be transferred and assumed hereunder. Seller agrees to pay by wire transfer to Purchaser at the Closing (as defined in Section 2.1 hereof), in immediately available funds by wire transfer, the excess amount, if any, of the amount of Deposit Liabilities assumed by Purchaser pursuant to Subsection 1.2(b) above, as reflected by the Pre-Closing Balance Sheet, over the aggregate purchase price computed in accordance with Subsection 1.2(a) above, as reflected by the Pre-Closing Balance Sheet. Purchaser agrees to pay Seller at the Closing, in immediately available funds by wire transfer, the excess, if any, of the aggregate purchase price computed in accordance with Subsection 1.2(a) above, as reflected by the Pre-Closing Balance Sheet, over the amount of Deposit Liabilities assumed by Purchaser pursuant to Subsection 1.2(b) above, as reflected by the Pre-Closing Balance Sheet. Amounts paid at Closing shall be subject to subsequent adjustment based on the Post-Closing Balance Sheet.

(d) For purposes of this Agreement, "Net Book Value" means the value determined from the Post-Closing Balance Sheet and in all cases shall be net of accumulated depreciation and amortization through the Effective Time.

(e) During the period from the date hereof to the Effective Time, Seller shall prepare and provide Purchaser with monthly internal financial reports of the Branch Office in the form currently prepared for each monthly period subsequent to the execution of this Agreement and prior to the Closing.

Section 1.3.   Deposit Liabilities.
-----------    -------------------

       (a) "Deposit Liabilities" shall mean all of Seller's duties, obligations and liabilities relating to the deposit accounts, including Individual Retirement Accounts, originated at the Branch Office, including accrued but unpaid interest, as of the Effective Time.

       (b) Except for those liabilities and obligations specifically assumed by Purchaser under Subsection 1.2(b) above, Purchaser is not assuming any other liabilities or obligations. Liabilities not
                                                                          ---
               assumed include, but are not limited to, the following:
               -------

               (1) Seller's cashier checks, official checks, letters of credit, money orders, interest checks and expense checks issued prior to closing, consignments of U.S. Government "E" and "EE" and other U.S. savings bonds and any and all traveler's checks.

               (2) Liabilities or obligations with respect to any litigation, suits, claims, demands or governmental proceedings arising, commenced or made known to Seller prior to Closing and related to the Branch Office, or which thereafter arise with respect to matters occurring prior to Closing.

               (3) Deposit accounts associated with or securing lines of credit where a line of credit is excluded in accordance with Subsection 1.4(b).

               (4) Deposit accounts associated with qualified retirement plans where Seller is the trustee of such plan or the sponsor of a prototype plan used by such plan.

               (5) Deposit accounts standing to the credit of the U.S. government or its agencies, or any state governments or their respective agencies, including, without limitation, "treasury tax and loan" accounts and any other functionally similar public accounts.

               (6) Brokered deposit accounts (consisting of out of market deposits acquired or arising from a third party "deposit broker," as such term is defined by the Federal Deposit Insurance Corporation).

               (7) As set forth on Exhibit 1.3(b), all certificates of deposit which have a current balance of $100,000 or more and which are, in the mutual agreement of the parties hereto, located outside of the Branch Office's trade area.

       (c) Seller does not represent or warrant that any deposit customers whose accounts are assumed by Purchaser will become or continue to be customers of Purchaser upon or after the Effective Time. Seller makes no representation that, from the date hereof until Closing, there will not be any loss of Employees, deposits or customers of the Branch Office.

       (d) Purchaser agrees to pay in accordance with law and customary banking practices all properly drawn and presented checks, drafts and withdrawal orders presented to Purchaser by mail, through automated teller machines, over the counter or through the check clearing system or any other clearing system of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal or draft forms provided by Seller or by Purchaser, and in all other respects to discharge, in the usual course of the banking business, to the extent of available funds in the related deposit accounts and in accordance with the terms and conditions of such accounts, as in effect from time to time, the duties, obligations and liabilities of Seller with respect to the balances due and owing to the depositors whose accounts are assumed by Purchaser.

       (e) If, after the Effective Time, any depositor, instead of accepting the obligation of Purchaser to pay the Deposit Liabilities assumed, shall demand payment from Seller for all or any part of any such assumed Deposit Liabilities, Seller shall not be liable or responsible for making such payment; provided that, for purposes of maintaining relationships of the Branch Office customers, if Seller shall pay the same pursuant to mutually agreed upon procedures, Purchaser agrees to reimburse Seller for any such payments, Seller shall not be deemed to have made any representations or warranties to Purchaser with respect to any such checks, drafts or withdrawal orders, and any such representations or warranties implied by law are hereby expressly disclaimed. Seller and Purchaser shall make arrangements to provide for the daily settlement with immediately available funds by Purchaser of checks, drafts, withdrawal orders, returns and other items presented to and paid by Seller within 60 days after the Effective Time and drawn on or chargeable to accounts that have been assumed by Purchaser; provided, however, that Seller shall be held harmless and indemnified by Purchaser for acting in accordance with such arrangements.

       (f) Purchaser agrees, at its cost and expense, (1) to assign new account numbers to depositors of assumed accounts, (2) to notify such depositors and safe deposit box customers, on or before the Effective Time, in a form and on a date mutually acceptable to Seller and Purchaser, of Purchaser's assumption of Deposit Liabilities in a manner so as to satisfy all requirements imposed by applicable law or governmental regulation, and (3) to furnish such depositors with checks on the forms of Purchaser and with instructions to utilize Purchaser's checks and to destroy unused check, draft and withdrawal order forms of Seller. Seller will notify its affected customers by letter of the pending assignment of Seller's deposit accounts to Purchaser, which notice shall be at Seller's cost and expense and in a form mutually agreeable to Seller and Purchaser. The Purchaser may provide, at its sole expense, such customers with notices of changes in terms and other information regarding the transaction contemplated hereby. The parties shall cooperate and coordinate such notices, share the costs of any combined mailings and shall, to the extent practicable, combine mailings.

       (g) Purchaser agrees to pay promptly to Seller an amount equivalent to the amount of any checks, drafts or withdrawal orders credited to assumed Deposit Liabilities as of the Effective Time that are returned to Seller after the Effective Time.

       (h) On and after the Effective Time, Purchaser will assume and discharge Seller's duties and obligations in accordance with the terms and conditions and laws, rules and regulations that apply to the certificates, accounts and other Deposit Liabilities assumed pursuant to this Agreement.

       (i) On and after the Effective Time, Purchaser will maintain and safeguard in accordance with applicable law and sound banking practices all account documents, deposit contracts, signature cards, deposit slips, canceled items and other records related to the Deposit Liabilities assumed under this Agreement which Seller has delivered to Purchaser on or before Closing, subject to Seller's right of access to such records as provided in this Agreement.

       (j) Seller will render a final statement to each depositor of an account (other than certificates of deposit or Individual Retirement Accounts) assumed under this Agreement as to transactions occurring through the Effective Time. Seller will be entitled to impose normal fees and service charges on a per item basis through Closing, but Seller will not impose periodic fees or blanket charges in connection with such final statements.

       (k) The Purchaser, at its expense, will timely notify all Automated Clearing House ("ACH") originators of the transfers and assumptions to be made pursuant to the Agreement as of the Closing Date. For a period of 60 days beginning on the Effective Time, Seller will honor, in accordance with applicable laws and regulations, all ACH items related to accounts assumed under this Agreement which are mistakenly routed or presented to Seller. Seller will make no charge to Purchaser for honoring such items, and will electronically transmit such ACH data to Purchaser, provided that Purchaser shall promptly reimburse Seller for any processed ACH items. If Purchaser cannot receive an electronic transmission, Seller will make available to Purchaser at Seller's operations center receiving items from the ACH tapes containing such ACH data. Items mistakenly routed or presented after the 60-day period will be returned to the presenting party.

       (l) After the Effective Time, Purchaser agrees to use its reasonable efforts to collect from Purchaser's customers amounts equal to any debit card connected with a deposit account transferred to Purchaser and any Visa or MasterCard chargebacks under the MasterCard and Visa Merchant Agreements between Seller and its customers or amounts equal to any deposit items on accounts transferred hereunder and that are returned to Seller after the Effective Time which were honored by Seller prior to the Effective Time and remit such amounts so collected to Seller. Purchaser agrees to immediately remit to Seller any funds held in the customer's related transferred deposit account when the Purchaser receives such notice from the Seller, up to the amount of the charged back or returned item that had been previously credited by Seller, if such funds are available in such customer account at the time of notification by Seller to Purchaser of the charged back or returned item. Notwithstanding the foregoing, Purchaser shall have no duty to remit funds for any item or charge that has been improperly returned or charged to Seller.

       (m) Any deposit accounts or other liabilities not expressly assumed by Purchaser shall be transferred by Seller to one of Seller's other banking branch offices.

Section 1.4.   Reserved.
-----------    --------

Section 1.5.   Safe Deposit Business.
-----------    ---------------------

       (a) As of the Effective Time, Purchaser will assume and discharge Seller's obligations with respect to the safe deposit box business at the Branch Office in accordance with the terms and conditions of contracts or rental agreements related to such business, and Purchaser will maintain all facilities necessary for the use of such safe deposit boxes by persons entitled to use them.

       (b) As of the Effective Time, Purchaser shall maintain and safeguard the records related to such safe deposit box business, and Purchaser shall be responsible for granting access to and protecting the contents of safe deposit boxes at the Branch Office.

Section 1.6.   Employee Matters.
-----------    ----------------

       (a) Subject to (i) Purchaser's review of the employees of the Branch Office (the "Employees") and their respective employment records and personnel files, and (ii) termination for cause, Purchaser shall hire all Employees employed by Seller at the Branch Office at the Effective Time, except the Branch Office Manager, who Seller has requested to retain. Purchaser will hire such Employees in their then current functional positions at the Branch Office with remuneration comparable to then current levels (subject to normal salary increases), and, to the extent permitted by Purchaser's existing benefit, welfare and vacation plans, Purchaser will allow such Employees to participate in such plans to the full extent permitted by such plans and by applicable law. Except as may be prohibited by Purchaser's benefit plans and policies and applicable law, the Employees shall receive full credit for their prior service with Seller under Purchaser's benefit plans and policies, including vacation and sick leave policies. As of the Effective Time, the Employees and their dependents, if any, previously covered under Seller's health insurance plan shall, to the extent permitted by Purchaser's employee benefit plans and applicable law, be covered under Purchaser's health insurance plan without being subject to any pre-existing condition limitations or exclusions except those excluded under Seller's health insurance plan.

       (b) Seller makes no representations or warranties about whether any of the Employees will remain employed at the Branch Office after the date hereof or upon or after the Effective Time. Seller will use its reasonable efforts to maintain the Employees as employees of Seller at the Branch Office until the Effective Time. Purchaser shall use its reasonable efforts to cause the Employees to agree to become employees of Purchaser. Any Employee whose employment shall be terminated for any reason prior to the Effective Time or who shall elect not to be an employee of Purchaser shall be dealt with by Seller in its sole and absolute discretion, and Purchaser shall have no liability therefor. Seller agrees that, for a period of 12 months after the Effective Time, it will not solicit for employment any Employee who remains employed by Purchaser.

       (c) Each Employee who continues his employment with Purchaser after the Effective Time and who is a participant in Seller's employee benefit plans at the Effective Time shall receive all benefits in accordance with Seller's plans in which he or she participates, to the extent that such benefits are vested at the Effective Time, and to the extent that such benefits are properly distributable under the terms of such plans.

       (d) To aid in the transition, Seller agrees to cooperate with Purchaser in complying with all state and federal statutory requirements regarding the administering of Seller's employee benefit plans in connection with the transactions contemplated hereby.

       (e) Purchaser shall pay, to each Employee who continues to be employed with Purchaser for a period of 45 days following Closing, a one-time transition bonus equal to two weeks of such Employee's salary at the time of Closing.

Section 1.7.   Records and Data Processing.
-----------    ---------------------------

       (a) As of the Effective Time, Purchaser shall become responsible for maintaining the files, documents and records referred to in this Agreement and delivered to Purchaser by Seller. Purchaser will preserve and safekeep them as required by applicable law and sound banking practice for the joint benefit of Seller and Purchaser. After the Effective Time, Purchaser will permit Seller and its representatives, for reasonable cause, at reasonable times and upon reasonable notice and at Seller's expense, to examine, inspect, copy and reproduce any such files, documents or records as Seller deems reasonably necessary.

       (b) Upon and following the Effective Time, Seller will preserve and safekeep any records, files and documents related to the Branch Office and retained by Seller after the Effective Time, the predecessor banks, and the transferred assets and liabilities transferred hereby, as required by applicable law and sound banking practices for the joint benefit of Seller and Purchaser. Seller will permit Purchaser and its representatives, for reasonable cause, at reasonable times and upon reasonable notice and at Purchaser's expense, to examine, inspect, copy and reproduce files, documents or records retained by Seller regarding the assets and liabilities transferred under this Agreement as Purchaser deems reasonably necessary.

Section 1.8.   Security.
-----------    --------

     As of and after the Effective Time, Purchaser shall be solely responsible for the security of and insurance on all persons and property located in or about the Branch Office and relating to the assets assigned to, and liabilities assumed by, Purchaser hereunder.

Section 1.9.   Taxes and Fees, Proration of Certain Expenses.
-----------    ---------------------------------------------

     Purchaser shall be responsible and liable for the payment of all filing and recordation fees and taxes related to this transaction; except that Purchaser shall not be responsible for, or have any liability with respect to, income or similar taxes upon the Seller arising out of this transaction, if any, and Seller agrees that it shall pay, or represents that it has paid, in a timely manner before delinquency any and all such taxes. Except as otherwise set forth herein, Purchaser shall not be responsible for any tax liabilities of Seller arising from the business or operations of the Branch Office before the Effective Time, and Seller shall not be responsible for any tax liabilities of Purchaser arising from the business or operations of the Branch Office after the Effective Time. Utility payments, telephone charges, real property taxes, personal property taxes, rent, salaries, deposit insurance premiums, other ordinary operating expenses of the Branch Office and other expenses and taxes related to the liabilities assumed or assets purchased hereunder shall be prorated between the parties as of the Effective Time. To the extent any such item has been prepaid by Seller for a period extending beyond the Effective Time, Purchaser shall pay to Seller such amounts as are necessary to effect a proportionate monetary adjustment in favor of Seller.

Section 1.10.  Real Property.
------------   -------------

       (a) Seller agrees to deliver to Purchaser as soon as reasonably practical after the execution of this Agreement copies of all title information in possession of or reasonably available to Seller, if any, including but not limited to title insurance policies, attorney's opinions on title, surveys, covenants, deeds, notes and deeds of trust and easements relating to the Real Property. Such delivery shall constitute no warranty by Seller as to the accuracy or completeness thereof or that Purchaser is entitled to rely thereon, and Seller hereby expressly disclaims any such warranty..

       (b) Purchaser shall obtain at its expense, within 30 days of the date of this Agreement, a title opinion to the Real Property. Purchaser agrees to notify Seller in writing within 30 days of Purchaser's receipt of a title opinion of any mortgages, pledges, environmental matters, material liens, encumbrances, restrictions, reservations, tenancies, encroachments, overlaps or other title exceptions or zoning or similar land use violations related to the Real Property and materially and adversely affecting its value to which Purchaser reasonably objects (collectively, the "Title Defects"). Purchaser agrees that Title Defects shall not include real property taxes not yet due and payable and easements and rights of way of record which do not materially interfere with the use of the Real Property as a Branch Office. Seller shall make a good faith effort to correct any such Title Defect to Purchaser's reasonable satisfaction at least 10 days prior to Closing; provided, however, that Seller shall not be obligated to bring any lawsuit or make any payments of money (except to pay liens that Seller does not dispute in good faith) to cure a Title Defect. If Seller is unable to cure any such Title Defects to Purchaser's reasonable satisfaction, Purchaser shall have the option to terminate this Agreement. Upon termination of this Agreement pursuant to this Section 1.10, neither party shall have any further liability to the other party under this Agreement.

       (c) Purchaser shall have the right to update title matters at Closing for any changes which may have arisen since the date of Seller's original title search. If such update indicates any new Title Defects, Seller may elect upon notice to Seller specifying the new Title Defects, if any, to delay the Closing for up to 30 days while Seller makes a good faith effort to cure any such Title Defect to Purchaser's reasonable satisfaction; provided Seller shall not be obligated to bring any suit or action or make any payments of money (except to pay liens that Seller does not dispute in good faith) to cure a Title Defect. If Seller is unable to cure any such Title Defect within such 30 day period, Purchaser shall have the option to terminate this Agreement, in which event neither party shall have any further liability to the other party under this Agreement.

       (d) Purchaser shall have the right to conduct such investigation of environmental matters with respect to the Real Property as it may reasonably require and shall report the results of any such investigation to Seller no later than 45 days after the date of this Agreement; provided, however, that without the prior written consent of Seller, Purchaser shall not conduct any ground water monitoring or install any test well or undertake any other investigation which requires a permit or license from, or the reporting of the investigation or the results thereof to, a local or state environmental regulatory authority or the United States Environmental Protection Agency. If Seller either refuses to give such written consent or refuses to cure any material violation of law relating to the environment, Purchaser shall have the option to terminate this Agreement, in which event neither party shall have any further liability to the other under this Agreement. Purchaser hereby agrees to indemnify and hold harmless Seller, its officers, directors, agents, employees, attorneys, representatives and contractors from and against any and all damages to property or persons arising directly out of Purchaser's investigation of the Real Property as permitted herein.


                                  ARTICLE II
                                  ----------
                          CLOSING AND EFFECTIVE TIME
                          --------------------------

Section 2.1.   Dates.
-----------    -----

     The purchase of assets and assumption of liabilities provided for in this Agreement shall occur at a closing (the "Closing") to be held at 10:00 A.M. local time at a mutually acceptable place as soon as practicable and upon, or after, the date all necessary approvals by the applicable regulatory agencies have been issued, and all statutory waiting periods related to such regulatory approvals have expired. The transactions contemplated herein shall become effective at 2:00 p.m. local time, or such other time as the parties may mutually agree, on the business day on which the Closing occurs (the "Effective Time"), which shall be a Friday. Notwithstanding the foregoing language, both Purchaser and Seller agree to act in good faith and to pursue these transactions diligently and expeditiously with a view to completing the transactions contemplated by this Agreement as soon as practicable and with the Effective Time to be on or before September 1, 1999.

Section 2.2.   Closing.
-----------    -------

       (a) All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

       (b) At the Closing, subject to all the terms and conditions of this Agreement, Seller shall deliver to Purchaser or, in the case of subsections (b)(5), (6), (7), (9) and (10), make reasonably available to Purchaser:

               (1) Limited warranty deeds, being mutually and reasonably acceptable to Purchaser and Seller, transferring title to the Real Property to Purchaser;

               (2) A Bill of Sale, in substantially the form attached hereto as Exhibit 2.2(b)(2) (the "Bill of Sale"), transferring to Purchaser all of Seller's interest in the Assets;

               (3) An Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit 2.2(b)(3) (the "Assignment and Assumption Agreement"), assigning Seller's interest in the Leased Equipment, the Safe Deposit Contracts, and in the Deposit Liabilities;

               (4) Consents from third persons that are necessary to effect the assignments set forth in the Assignment and Assumption Agreement, including, but not limited to, the lessors of the Leased Equipment (to the extent required by such leases);

               (5) Seller's keys to the safe deposit boxes and Seller's records related to the safe deposit box business at the Branch Office;

               (6) Seller's files and records related to the Deposit Liabilities assumed by Purchaser;

               (7) Immediately available funds in the net amount shown as owing to Purchaser by Seller on the Closing Statement, if any;

               (8)    The Coins and Currency;

               (9) Such of the other assets to be purchased as are capable of physical delivery;

               (10) A certificate of a proper officer of Seller, dated as of the Effective Time, certifying to the fulfillment of all conditions which are the obligation of Seller and that all of the representations and warranties of Seller set forth in this Agreement remain true and correct in all material respects as of the Effective Time;

               (11) Certified copies of (A) the Charter and Bylaws of Seller, and (B) a resolution of the Seller's Board of Directors, or its Executive Committee, approving the sale of the assets and the assumption of the liabilities contemplated hereby;

               (12) Such certificates and other documents as Purchaser and its counsel may reasonably require to evidence the receipt by Seller of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and

               (13) A Closing Statement, substantially in the form attached hereto as Exhibit 2.2(b)(14) (the "Closing Statement").

       (c) At the Closing, subject to all the terms and conditions of this Agreement, Purchaser shall deliver to Seller:

               (1) The Assignment and Assumption Agreement, executed by duly authorized officers of Purchaser and Seller;

               (2) A certificate of receipt acknowledging the delivery and receipt of possession of the property and records referred to in this Agreement, and final title opinion(s) with respect to the Branch Office's Real Property;

               (3) Immediately available funds in the net amount shown as owing to Seller by Purchaser on the Closing Statement, if any;

               (4) A certificate of a proper officer of Purchaser, dated as of the date of Closing, certifying to the fulfillment of all conditions which are the obligation of Purchaser and that all of the representations and warranties of Purchaser set forth in this Agreement remain true and correct in all material respects as of the Effective Time;

               (5) Certified copies of (A) the Charter and Bylaws of the Purchaser, and (B) a resolution of the Board of Directors, or its Executive Committee, of Purchaser approving the purchase of the assets and the assumption of the liabilities contemplated hereby;

               (6) Such certificates and other documents as Seller and its counsel may reasonably require to evidence the receipt of Purchaser of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and

               (7)   The Closing Statement.

               (8) A certificate, in a form agreeable to Seller, confirming the financial condition of Purchaser.

       (d)     All instruments, agreements and certificates described in this
               Section 2.2 shall be in form and substance reasonably satisfactory to the parties.

Section 2.3.   Adjustments.
-----------    -----------

       (a) Not later than 15 business days after the Effective Time (the "Post-Closing Balance Sheet Delivery Date"), Seller shall deliver to Purchaser a balance sheet dated as of the Effective Time and prepared in accordance with generally accepted accounting principles reflecting the assets sold and assigned and the liabilities transferred and assumed hereunder (the "Post-Closing Balance Sheet"). Seller shall afford Purchaser and its representatives the opportunity to review all work papers and documentation used by Seller in preparing the Post-Closing Balance Sheet. Within 15 business days following the Post-Closing Balance Sheet Delivery Date (the "Adjustment Payment Date"), Seller and Purchaser shall effect the transfer of any funds as may be necessary to reflect changes in such assets and liabilities between the Pre-Closing Balance Sheet and the Post-Closing Balance Sheet together with interest thereon computed from the Effective Time to the Adjustment Payment Date at the applicable Federal Funds Rate (as hereinafter defined).

       (b) In the event that a dispute arises as to the appropriate amounts to be paid to either party on the Adjustment Payment Date, each party shall pay to the other on such Adjustment Payment Date all amounts other than those as to which a dispute exists. Any disputed amounts retained by a party which are later found to be due to the other party shall be paid to such other party promptly upon resolution with interest thereon from the Adjustment Payment Date to the date paid at the Federal Funds Rate.

       (c) The "Federal Funds Rate" shall be the mean of the high and low rates quoted for Federal Funds under "Money Rates" in The Wall Street Journal, Southeastern Edition adjusted daily as such mean may increase or decrease during the period between the Effective Time and the Adjustment Payment Date.


                                  ARTICLE III
                                  -----------
                                INDEMNIFICATION
                                ---------------

Section 3.1.   Seller's Indemnification of Purchaser.
-----------    -------------------------------------

     Seller shall indemnify, defend and hold harmless Purchaser from and against any breach by Seller of any representation, warranty or obligation contained herein and in the Exhibits hereto and all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, arising out of any actions, suits or proceedings commenced or which arise from or relate to matters occurring prior to the Effective Time (other than proceedings, actions, suits or protests seeking to prevent or limit the consummation of the transactions contemplated hereunder) relating to the ownership of, or operations at the Branch Office; and, except as otherwise provided in this Agreement, Seller shall further indemnify, hold harmless and defend Purchaser from and against all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable and operating expenses (including salaries, rents and utility charges) incurred by Seller prior to the Effective Time and which are claimed or demanded on or after the Effective Time and which are not expressly assumed by Purchaser hereunder, or which arise out of any actions, suits or proceedings commenced on or after the Effective Time and which relate to the ownership of, or operations at the Branch Office prior to the Effective Time and which are not expressly assumed by Purchaser hereunder.

Section 3.2.   Purchaser's Indemnification of Seller.
-----------    -------------------------------------

     Purchaser shall indemnify, defend and hold harmless Seller from and against any breach by Purchaser of any representation, warranty or obligation contained herein and in the Exhibits hereto and all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable and operating expenses (including salaries, rents and utility charges), which Seller may (i) incur in connection with operations and transactions occurring after the Effective Time and (ii) which involve, subsequent to the Effective Time, the Branch Office, the assets transferred or the liabilities assumed pursuant to this Agreement.

Section 3.3.   Claims for Indemnity.
-----------    --------------------

       (a) A claim for indemnity under Sections 3.1 or 3.2 of this Agreement may be made by the claiming party at any time prior to the first anniversary of the Effective Time by the giving of written notice thereof to the other party. Such written notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made. In the event that any such claim is made within such prescribed 12 month period, the indemnity relating to such claim shall survive until such claim is finally resolved. The foregoing indemnities shall terminate and be of no further force and effect as to any claims not made within such 12 month period, provided that this section shall not relieve Purchaser of any of its obligations with respect to liabilities and obligations expressly assumed hereunder.

       (b) In the event that any person or entity not a party to this Agreement shall make or threaten any demand, claim, action, suit, protest, or other proceeding or litigation which may result in any liability, damage or loss to one party hereto of the kind for which such party is entitled to indemnification pursuant to
               Section 3.1 or 3.2 hereof, then, after written notice is provided by the indemnified party to the indemnifying party of such demand, claim or lawsuit, the indemnifying party shall have the option, at its cost and expense, to retain counsel for the indemnified party to defend any such demand, claim, action, suit, protest, or other proceeding or litigation. In the event that the indemnifying party shall fail to respond within five business days after receipt of such notice of any such demand, claim, action, protest, or other proceeding or litigation, then the indemnified party shall retain counsel and conduct the defense of such demand, claim, action, protest, or other proceeding or litigation as it may in its discretion deem proper, at the cost and expense of the indemnifying party. In effecting the settlement or compromise of any such proceeding, an indemnified party shall act in good faith, shall consult with the indemnifying party and shall enter into only such settlement as the indemnifying party shall approve (the indemnifying party's approval will be implied if it does not respond within ten business days of its receipt of the notice of such proposed settlement or compromise).

Section 3.4.   Limitations on Indemnification.
-----------    ------------------------------

     Notwithstanding anything to the contrary contained in this Article III, no indemnification shall be required to be made by either party until the aggregate amount of all such claims by a party exceeds $5,000. Once such aggregate amount exceeds $5,000, such party shall thereupon be entitled to indemnification for all amounts in excess of such $5,000. In addition, the parties shall have no obligations under this Article III for any consequential liability, damage or loss the indemnified party may suffer.

                                   ARTICLE IV
                                   ----------
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller hereby represents and warrants to Purchaser as follows, which representations and warranties shall survive the Effective Time for a period of 12 months:

Section 4.1.   Corporate Organization.
-----------    ----------------------

     Seller is a savings association duly organized, validly existing and in good standing under the laws of the United States. Seller has the corporate power and authority to own its properties, to carry on its business as currently conducted and to effect the transactions contemplated herein.

Section 4.2.   No Violation.
-----------    ------------

     The Branch Office has been operated in all material respects in accordance with applicable laws, rules and regulations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) Seller's Charter or Bylaws; (b) any material provision of any material agreement or any other material restriction of any kind to which Seller is a party or by which Seller is bound; (c) any material statute, law, decree, regulation or order of any governmental or regulatory authority, or (d) any material provision which will result in a default under, or which cause the acceleration of the maturity of, any material obligation or loan to which Seller is a party.

Section 4.3.   Corporate Authority.
-----------    -------------------

     The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by Seller's Board of Directors or the Executive Committee thereof. No further corporate authorization is necessary for Seller to consummate the transactions contemplated hereunder.

Section 4.4.   Enforceable Agreement.
-----------    ---------------------

     This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding agreement of Seller, enforceable in accordance with its terms.

Section 4.5.   Personal Property.
-----------    -----------------

     Seller owns, and will convey to Purchaser at the Closing, all of Seller's right, title and interest to all of the Personal Property free and clear of any claims, mortgages, liens, security interests, pledges or encumbrances thereon of any kind, except as may otherwise be set forth in this Agreement and the Exhibits hereto.

Section 4.6.   Real Property.
-----------    -------------

     Seller makes the following representations and warranties regarding the Real Property:

     (a) Seller has no knowledge of any condemnation proceedings pending against the Real Property.

     (b) Seller has not entered into any agreement regarding the Real Property, and, to Seller's knowledge, neither Seller nor the Real Property is subject to any claim, demand, suit, unfiled lien, proceeding or litigation of any kind, pending or outstanding, or threatened or likely to be made or instituted, which would in any way be binding upon Purchaser or its successors or assigns or materially affect or limit Purchaser's or its successors' or assigns' use and enjoyment of the Real Property or which would materially limit or restrict Purchaser's right or ability to enter into this Agreement and consummate the sale and purchase contemplated hereby.

     (c) Seller has or will have at Closing good and marketable fee simple title to the Real Property and, at Closing, will own the Real Property outright subject to no mortgage, pledge, lien, security interest, lease, charge, encumbrance or conditional sales or other title retention agreement except for real property taxes not yet due and payable, and easements and rights of way and other matters of record which do not materially interfere with the current use of the Real Property by Seller or the use of the Real Property by Purchaser in a like capacity. Purchaser's sole remedy for a breach of the representations and warranties in this
               Section 4.7 shall be to elect not to purchase the Real Property as provided in Section 1.10.

Section 4.7.   Year 2000 Compliance
------------   --------------------

     Seller has made and is making inquiries of its software and data processing providers with respect to Year 2000 compliance, and is in compliance in all material respects with the FFIEC Interagency Statement, "Guidance Concerning Institution Due Diligence in Connection with Service Provider and Software Vendor Year 2000 Readiness" (March 17, 1998) (the "Interagency Statement") and the "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness" (September 29, 1998) (the "Interagency Guidelines"), as such requirements apply to the assets transferred and liabilities assumed hereunder, or otherwise to the transaction contemplated hereby.

Section 4.8.   Reserved.
-----------    --------

Section 4.9.   Proceedings and Information.
-----------    ---------------------------

     Except as specifically disclosed on Exhibit 4.9, there are no proceedings, actions, claims, suits or liabilities which relate to the Branch Office or any of the assets to be purchased by Purchaser hereunder or the liabilities to be assumed by Purchaser hereunder with respect to the Branch Office, or which are related to the transactions contemplated by this Agreement or which question the validity of this Agreement or the transactions contemplated hereby; and there are no known Employee disputes or labor relations problems with respect to any Branch Office Employees.

Section 4.10.  Reporting and Tax Withholding Documents.
------------   ---------------------------------------

     The Seller, and its subsidiaries, are in compliance in all material respects with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local tax laws with respect to all assets transferred and liabilities assumed by Purchaser hereby, and such records identify with specificity all accounts to be transferred to Purchase hereby that are subject to backup withholding under Section 3406 of the Internal Revenue Code of 1986, as amended.

Section 4.11.  Condition of Property
------------   ---------------------

     Except as may be expressly represented or warranted in this Agreement by Seller, Seller makes no representations or warranties whatsoever with regard to any assets being transferred to Purchaser or any liability or obligation being assumed by Purchaser or as to any other matter, or transaction. Except as expressly set forth herein, including, without limitation, the provisions of Sections 4.6 and 6.4, the (i) Purchaser is purchasing the Real Property and the Personal Property in their existing condition "AS IS, WHERE IS, AND WITH ALL FAULTS"; (ii) Seller has not obligation for any defects or to repair the same; (iii) Seller has specifically bargained for the assumption by Purchaser of all responsibility to inspect and investigate the Real Property; and (iv) prior to the Closing, Purchaser will have undertaken all such physical inspections and examinations of the Real Property as Purchaser deems necessary or appropriate. The provisions of this Section 4.11 shall not relieve Seller of any representations, warranties or obligations expressly set forth elsewhere herein, and, to the extent that the provisions of this
     Section 4.11 conflict with any other express provisions of this Agreement, such other provisions shall control.

Section 4.12.  Consents and Approvals.
------------   ----------------------

     Except for the regulatory approvals set forth in Section 7.4 of this Agreement, no consents or approvals, or filings or registrations with any third party or any governmental entity are necessary in connection with Seller's consummation of the transactions contemplated by this Agreement other than what may be necessary as a result of any facts or circumstances relating solely to Purchaser.

Section 4.13.  Limitation of Representations and Warranties.
------------   --------------------------------------------

     Except as may be expressly represented or warranted in this Agreement by Seller, Seller makes no representations or warranties whatsoever with regard to any asset being transferred to Purchaser or any liability or obligation being assumed by Purchaser or as to any other matter, or transaction.


                                   ARTICLE V
                                   ---------
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Purchaser hereby represents and warrants to Seller as follows, which representations and warranties shall survive the Effective Time for a period of 12 months:

Section 5.1.   Corporate Organization.
-----------    ----------------------

     Purchaser is a bank, duly organized, validly existing and in good standing under the laws of the State of Georgia. Purchaser has the corporate power and authority to own the properties and assets being acquired, to assume the liabilities being transferred and to effect the transactions contemplated herein.

Section 5.2.   No Violation.
-----------    ------------

     Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) the Charter or Bylaws of Purchaser, (b) any material provision of any material agreement or any other material restriction of any kind to which Purchaser is a party or by which

     Purchaser is bound, or (c) any material statute, law, decree, regulation or order of any governmental authority, or (d) any material provision which will result in a default under, or cause the acceleration of the maturity of, any material obligation or loan to which Purchaser is a party.

Section 5.3.   Corporate Authority.
-----------    -------------------

     The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the Board of Directors (or Executive Committee) of Purchaser. No further corporate authorization on the part of Purchaser is necessary to consummate the transactions contemplated hereunder.

Section 5.4.   Enforceable Agreement.
-----------    ---------------------

     This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding agreement of Purchaser enforceable in accordance with its terms.

Section 5.5.   Proceedings and Information.
-----------    ---------------------------

     Except as specifically disclosed on Exhibit 5.5, there are no proceedings, actions, claims, suits or liabilities pending, or, to Purchaser's knowledge, threatened, which are related to the transactions contemplated by this Agreement or which question the validity of this Agreement or the transactions contemplated hereby.

Section 5.6.   Consents and Approvals.
-----------    ----------------------

     Except for the regulatory approvals set forth in Section 7.4 of this Agreement, no consents or approvals, or filings or registrations with any third party or any governmental entity are necessary in connection with Purchaser's consummation of the transactions contemplated by this Agreement other than what may be necessary as a result of any facts or circumstances relating solely to Seller.

Section 5.7.   Financing.
-----------    ---------

     Purchaser has sufficient funds available to it to purchase the assets and assume the liabilities of the Branch Office in accordance with the provisions of this Agreement.

                                  ARTICLE VI
                                  ----------
           OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME
           --------------------------------------------------------

Section 6.1.   Full Access.
-----------    -----------

     Seller shall afford to the officers and authorized representatives of Purchaser, upon prior notice and subject to Seller's normal security requirements, access to the properties, books and records pertaining to the Branch Office in order that Purchaser may have full opportunity to make reasonable inquiries, at reasonable times, without interfering with the normal business and operations of the Branch Office or the affairs of Seller relating to the Branch Office. The officers of Seller shall furnish Purchaser with such additional financial and operating data and other information as to its business and properties at the Branch Office, or where otherwise located, as Purchaser may, from time to time, reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect this transaction. Nothing in this Section 6.1 shall require Seller to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing or strategic plans. Records, including depositor information and other files, relating to the Deposit Liabilities and/or the transferred assets will be made available for review by Purchaser through Closing. The purpose of this paragraph is not to create a condition to closing but merely to facilitate the information related to regulatory approvals and the transition to new ownership.

     In addition, Seller shall afford to the employees or representatives of Purchaser, during normal business hours or at such other times as shall be mutually agreed upon by Seller and Purchaser, access to the Branch Office, the Employees and the fixtures and equipment at the Branch Office in order for Purchaser to begin training the Employees and to begin conversion and installation of computer, data processing, communication and other equipment.

Section 6.2    Delivery of Magnetic Media Records; Cooperation.
-----------    -----------------------------------------------

     Seller shall prepare at its expense and make available to Purchaser at Seller's data processing center magnetic media records in Seller's field format not later than 45 days prior to the anticipated Closing Date and further shall make available to Purchaser such records updated as of the Closing Date, which records shall contain the information related to the items described in Subsections 2.2(b)(6) and (b)(7) above. Such updated records shall be made available at such other times before and after Closing as agreed to by the parties. The Seller shall cooperate, and shall direct its third-party processors to cooperate, with the Purchaser and its third-party processors to coordinate and complete all necessary data and systems conversions in a timely manner.

Section 6.3.   Applications for Approval to Effect Purchase of Assets and
-----------    ----------------------------------------------------------
               Assumptions of Liabilities.
               --------------------------

     Purchaser shall use its best efforts to prepare and file, as soon as practicable and in any event within 30 days from the date hereof, all applications required by law with the appropriate regulatory authorities for approval to purchase and assume the aforesaid assets and liabilities, to establish a branch at the location of the Branch Office, and to effect in all other respects the transactions contemplated herein. Purchaser agrees to process such applications diligently and on a priority basis and to provide Seller promptly with a copy of such applications as filed (except for any confidential portions thereof) and all material notices, orders, opinions, correspondence and other documents with respect thereto, and to use all reasonable efforts to obtain all necessary regulatory approvals promptly. Seller shall provide such assistance and information to Purchaser as shall be reasonably requested by Purchaser to comply with the requirements or reasonable requests of the applicable regulatory authorities.

Section 6.4.   Conduct of Business; Maintenance of Properties.
-----------    ----------------------------------------------

     From the date hereof until the Effective Time, Seller covenants that it will:

     (a) Except as expressly provided herein, carry on the business of the Branch Office substantially in the same manner as on the date hereof, use all reasonable efforts to preserve intact its current business organization and preserve its business relationships with depositors, customers and others having business relationships with it and whose accounts or loans will be retained at the Branch Office; provided, however, that Seller will not, advertise or promote new or substantially new customer services or products in the market area of the Branch Office, except where it deems it necessary to meet competition in the market area served by the Branch Office, and except that these restrictions shall not restrict general mass mailings, telemarketing calls, statement stuffers and other similar communications directed generally to current customers of Seller or Seller's affiliates, or to the public or newspaper, radio or television advertisements of a general nature or otherwise prevent Seller from taking such actions as may be required to comply with any applicable federal or state laws, rules or regulations;

     (b) Cooperate with and assist Purchaser in assuring the orderly transition of the business of the Branch Office to Purchaser from Seller; and

     (c) Maintain the Real Property and the Personal Property in its current condition, ordinary wear and tear excepted.

     (d) not issue any new deposit or loan products at the Branch Office that Purchaser will not be able to offer upon and following the Effective Time.

Section 6.5.   No Solicitation by Seller; etc.
-----------    ------------------------------

     For a period of six months after the Effective Time, Seller will not specifically target and solicit customers of the Branch Office utilizing any customer or mailing list which consists primarily of customers of the Branch Office; provided, however, these restrictions shall not restrict general mass mailings, telemarketing calls, statement stuffers and other similar communications directed generally to current customers of Seller or Seller's affiliates, or to the public or newspaper, radio or television advertisements of a general nature or otherwise prevent Seller from taking such actions as may be required to comply with any applicable federal or state laws, rules or regulations. In addition, these restrictions shall not restrict the solicitation of commercial accounts normally established and maintained in other than the Branch Office. For a period of one year following the Effective Time, Seller and its affiliates shall not conduct a banking business from a banking office that is located within three (3) miles of the Branch Office, except that this restriction shall not prohibit Seller or its affiliates from operating any banking business obtained through acquisition by Seller where the business that is not located within three (3) miles of the Branch Office is not a material part of such an acquisition by Seller. Nothing in this Section 6.5 is intended to or shall require Seller to disclose any confidential or nonpublic information to Purchaser, and if disclosed, such information shall be held by Purchaser strictly confidential.

Section 6.6.   Further Actions.
-----------    ---------------

     The parties hereto shall execute and deliver such documents and instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement. The parties shall cooperate with each other in furtherance of this Agreement and the transactions contemplated hereunder.

Section 6.7.   Fees and Expenses.
-----------    -----------------

     Purchaser shall be responsible for its own attorneys' and accountants' fees and expenses, recording costs, transfer fees, documentary stamps, and other expenses it incurs in connection with its purchase of the Branch Office and the transactions contemplated hereby. Purchaser shall be responsible for the costs of all title examinations and opinions and surveys. Seller shall be responsible for its own attorneys' and accountants' fees and expenses related to the transactions contemplated by this Agreement.

Section 6.8.   Breaches with Third Parties.
-----------    ---------------------------

     If the assignment of any material claim, contract, license, lease or commitment (or any benefit arising thereunder) without the consent of a third party would constitute a breach thereof or materially affect the rights of Purchaser or Seller thereunder, then such assignment is hereby made subject to such consent or approval being obtained.

Section 6.9.   Insurance.
-----------    ---------

     As of the Effective Time, Seller will discontinue its insurance coverage maintained in connection with the Branch Office and the activities conducted thereon. Purchaser shall be responsible for all insurance protection for the Branch Office's premises and the activities conducted thereon immediately following the Effective Time. Pending the Closing, risk of loss shall be the responsibility of Seller.

Section 6.10.  Public Announcements.
------------   --------------------

     Seller and Purchaser agree that, from the date hereof, neither shall make any public announcement or public comment regarding this Agreement or the transactions contemplated herein without first consulting with the other party hereto and reaching an agreement upon the substance and timing of such announcement or comment; provided, this obligation shall not be deemed to prohibit any party from making any disclosure that such party deems reasonable necessary in order to fulfill such party's (or such party's parent corporation's) disclosure obligations under applicable law or regulations.

Section 6.11.  Tax Reporting.
------------   -------------

     Seller shall comply with all tax reporting obligations in connection with transferred assets and liabilities on or before the Effective Time, and Purchaser shall comply with all tax and other reporting obligations with respect to the holding of transferred assets and liabilities after the Effective Time. The Purchaser does not intend to and shall not hereby assume any liability for any failure by the Seller to meet such obligations hereunder.

Section 6.12.  Certain Actions.
------------   ---------------

     Seller, and its directors, senior officers and principal shareholders, will not solicit, seek, negotiate, or enter into any other agreements, arrangements or understandings, whether or not binding, or permit any other person or entity to conduct any diligence or other reviews regarding the Branch Office, with respect to the sale of the Branch Office, or the sale of all or substantially all (25% or more) of any of the Branch Office's assets, deposits or business (herein, collectively, a "Sale").

                                  ARTICLE VII
                                  -----------
                     CONDITIONS TO PURCHASER'S OBLIGATIONS
                     -------------------------------------

     The obligation of Purchaser to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Effective Time, of each of the following conditions:

Section 7.1.   Representations and Warranties True.
-----------    -----------------------------------

     The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Purchaser.

Section 7.2.   Obligations Performed.
-----------    ---------------------

     Seller shall (a) deliver or make available to Purchaser those items required by Section 2.2 hereof and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

Section 7.3.   No Adverse Proceedings.
-----------    ----------------------

     At the Effective Time, no actions, suits or proceedings shall be pending or threatened against Seller which is reasonably likely to materially and adversely affect the business, properties and assets of the Branch Office.

Section 7.4.   Regulatory Approval.
-----------    -------------------

        (a) Purchaser shall have received all necessary regulatory approvals of the transactions contemplated in this Agreement, all notice and waiting periods required by law to pass shall have passed, no judicial, regulatory or other governmental orders or actions enjoining, restraining, prohibiting or invalidating such transactions shall have been issued and remain in effect or unstayed.

        (b) Such approvals shall not have imposed any condition which is materially disadvantageous or burdensome to Purchaser.

Section 7.5.   No Material Adverse Change.
-----------

     At the Effective Time, there shall have been no material adverse change with respect to the Branch Office, individually or collectively, or to the Seller. A "Material Adverse Change" shall be defined as an event, change or occurrence which, individually, or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, business, or results or operations of the Branch Office, or (ii) the ability of Seller or the Branch Office to perform their respective obligations under this Agreement, but shall not include any loss of Employees, deposits or customers of the Branch Office in connection with the transactions contemplated hereby; provided, however, that a Material Adverse Change shall be deemed to occur if, at the time of Closing, either of the following occurs: (i) the Branch Office does not employ at least one
     (1) customer service representative and at least one (1) teller, each of whom have been employed in such capacity at the Branch Office for a successive period of at least three months, or (ii) the closing balance of the deposit accounts (including accrued but unpaid interest), including Individual Retirement Accounts, at the Branch Office on the business date immediately preceding the date of Closing is less than 66.6% of the closing balance of the deposit accounts (including accrued but unpaid interest), including Individual Retirement Accounts, at the Branch Office on the business date immediately preceding the date hereof.


                                 ARTICLE VIII
                                 ------------
                      CONDITIONS TO SELLER'S OBLIGATIONS
                      ----------------------------------

     The obligation of Seller to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Effective Time, of each of the following conditions:

Section 8.1.   Representations and Warranties True.
-----------    -----------------------------------

     The representations and warranties made by Purchaser in this Agreement shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Seller.

Section 8.2.   Obligations Performed.
-----------    ---------------------

     Purchaser shall (a) deliver to Seller those item required by Section 2.2 hereof and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

Section 8.3.   No Adverse Proceedings.
-----------    ----------------------

     As of the Effective Time, no actions, suits or other proceedings shall be pending or threatened against Purchaser or Seller which might materially and adversely affect the transactions contemplated herein.

Section 8.4.   Regulatory Approval.
-----------    -------------------

        (a) Purchaser shall have received from the appropriate regulatory authorities all regulatory approvals required by law to purchase and assume the assets and liabilities, to establish branches at the locations of the Branch Office, and to effect in all other respects the transactions contemplated herein, all waiting periods required by law to pass shall have passed, no actions, suits, protests or other proceedings to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and all conditions of any regulatory approval shall have been met.

        (b) Such approvals shall not have imposed any condition which is materially disadvantageous or burdensome to Seller.


                                  ARTICLE IX
                                  ----------
                                  TERMINATION
                                  -----------

Section 9.l.   Methods of Termination.
-----------    ----------------------

        This Agreement may be terminated in any of the following ways:

        (a) by either Purchaser or Seller, in writing 5 days in advance of such termination, if the Closing has not occurred by September 1, 1999;

        (b) at any time on or prior to the Effective Time by the mutual consent in writing of Purchaser and Seller;

        (c) by Purchaser in writing if the conditions set forth in Article VII of this Agreement shall not have been met by Seller or waived in writing by Purchaser within 15 days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired, and in no event later than September 1, 1999;

        (d) by Seller in writing if the conditions set forth in Article VIII of this Agreement shall not have been met by Purchaser or waived in writing by Seller within 15 days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired, and in no event later than September 1, 1999;

        (e) at any time on or prior to the Effective Time, by Purchaser or Seller in writing, if the other shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of 30 days after the giving of notice to the breaching party of such breach or the Effective Time.

        (f) by Seller in writing at any time after any applicable regulatory authority has denied by final action any application of Purchaser for approval of the transactions contemplated herein, or in the event of any action, suit, protest or proceeding (excluding any third-party protests that do not name Seller or affect Seller's operations) that seeks to delay, limit or prohibit the transactions contemplated herein.

Section 9.2.   Procedure Upon Termination.
-----------    --------------------------

        In the event of termination pursuant to Section 9.1 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the party having the right to terminate.

        If this Agreement is terminated as provided herein,

        (a) each party will return all documents, work papers and other materials of the other party, including photocopies or other duplications thereof, relating to this transaction, whether obtained before or after the execution hereof, to the party furnishing the same; and

        (b) all information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons.

Section 9.3.   Payment of Expenses.
-----------    -------------------

        Should the transactions contemplated herein not be consummated because of a party's willful and intentional breach of its representations, warranties and covenants set forth in this Agreement, in addition to such damages as may be recoverable in law or equity, the other party shall be entitled to recover from the breaching party upon demand, itemization and documentation, its reasonable outside legal, accounting, consulting and other out-of-pocket expenses, in an amount up to, but not to exceed, $25,000.


                                   ARTICLE X
                                   ---------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

Section 10.1.  Amendment and Modification.
------------   --------------------------

     The parties hereto, by mutual consent of their duly authorized officers, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

Section 10.2.  Waiver or Extension.
------------   -------------------

     Except with respect to required approvals of the applicable governmental authorities, either party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or other acts contained herein.

Section 10.3.  Assignment.
------------   ----------

     This Agreement and all of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other.

Section 10.4.  Confidentiality.
------------   ---------------

     Seller and Purchaser covenant and agree that all information received by either of them with respect to the business of the other is subject to the confidentiality provisions (the "Confidentiality Provisions") set forth in a Letter of Intent between Seller and Purchaser, dated as of March 1, 1999, and shall not at any time be used for any business purpose or disclosed by such party to third persons. This covenant and the Confidentiality Provisions shall survive in full force and effect the consummation of the transactions contemplated herein or the earlier termination of this Agreement.

Section 10.5.  Addresses for Notices, Etc.
------------   --------------------------

     All notices, requests, demands, consents and other communications provided for hereunder and under the related documents shall be in writing and mailed (by registered or certified mail, return receipt requested), telegraphed, telexed, telecopied or personally delivered (with receipt thereof acknowledged) to the applicable party at the address indicated below:

     If to Seller:    Charles M. Buckner
                      Group President
                      Tucker Federal Bank
                      2355 Main Street
                      Tucker, Georgia  300084
                      Facsimile:  (770) 908-6634

     with a copy to:  David M. Calhoun
                      Long Aldridge & Norman LLP
                      Suite 5300, SunTrust Plaza
                      303 Peachtree Street, N.E.
                      Atlanta, Georgia  30308
                      Facsimile:  (404) 527-4198

                      If to Purchaser:  J. Donald Boggus, Jr.
                      Crescent Bank & Trust Company
                      251 Highway 515
                      Jasper, Georgia  30143
                      Facsimile:  (706) 692-6820

     with a copy to:  Ralph F. MacDonald, III
                      Alston & Bird LLP
                      One Atlantic Center
                      1201 West Peachtree Street
                      Atlanta, Georgia  30309-3424
                      Facsimile:  (404) 881-4777

     or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.5.

Section 10.6.  Counterparts.
------------   ------------

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.7.  Headings.
------------   --------

     The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part thereof.

Section 10.8.  Governing Law.
------------   -------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

Section 10.9.  Expenses.
------------   --------

     Except as otherwise specifically provided in this Agreement, all legal, accounting and other costs and expenses incurred in connection with the execution, delivery and performance of this Agreement and of the transactions contemplated hereby shall be borne and paid by the party incurring such costs and expenses, and neither party shall be obligated for any cost or expense incurred by the other party.

Section 10.10. Time is of the Essence.
-------------  ----------------------

     The parties hereto acknowledge that time is of the essence with respect to the performance of this Agreement, and the consummation of the transactions contemplated herein.

Section 10.11. Cover, Index and Headings, Etc.
-------------  ------------------------------

     The cover, index and headings contained in this Agreement are for convenience and reference only and shall not effect the meaning or interpretation thereof. The use of the singular in this Agreement shall be deemed to be or include the plural (and vice-versa), as appropriate. Wherever the words "include," "including" or any derivations thereof are used, each shall mean including without limitation by reason of any enumeration.

Section 10.12. Broker, Finder, and Investment Banker Fees.
-------------  ------------------------------------------

     Purchaser and Seller each represent to each other that, except for the fees and expenses that Seller will pay to Mr. Charles Stevens for his services as a "finder," no broker, finder, investment banker, or similar person has been employed by or has acted for and in connection with this Agreement of the transactions contemplated hereby, except as provided in this paragraph. Each party agrees to indemnify and hold harmless and defend the other against all losses, costs, damages and expenses arising out of any claims or proceedings from fees or commissions of brokers, finders, investment bankers or similar persons who claim to have been employed or engaged by such party or entitled to compensation as a result of the transactions contemplated herein. Seller has engaged the services of Mr. Charles Stevens as a "finder," and owes Mr. Stevens a fee in connection with the transactions contemplated herein, and shall indemnify, defend and hold harmless Purchaser against any claims by Mr. Stevens or otherwise in connection herewith.

Section 10.13. Office Space.
-------------  ------------

     Seller shall provide, at no cost to Purchaser, pending the Closing, such office space at the Branch Office as the Purchaser may reasonably request.

Section 10.14. Severability.
-------------  ------------

     If any provision of this Agreement is invalid or unenforceable, it shall be adjusted so as to be enforceable to the fullest extent permitted by applicable law. Notwithstanding the foregoing, if any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

Section 10.15. No Third Party Beneficiaries.
-------------  ----------------------------

     Nothing in this Agreement, express or implied, including, without limitation, Section 1.6, is intended to or shall be construed to confer upon or give to any person not a party hereto any rights or remedies hereunder, whether as a third party beneficiary or otherwise.

Section 10.16. Entire Agreement.
-------------  ----------------

     This Agreement and the exhibits and attachments hereto represent the sole agreement between the parties hereto respecting the matters addressed herein, and all prior or contemporaneous written or oral proposals, agreements in principle, representations, warranties and understandings between the parties are superseded hereby and merged herein.

                           [Signatures on next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.


                              TUCKER FEDERAL BANK


                              By:    /s/ Charles M. Buckner
                                     ----------------------------------
                                     Name:   Charles M. Buckner
                                     Title:  Group President


                              CRESCENT BANK & TRUST COMPANY


                              By:    /s/ J. Donald Boggus, Jr.
                                     ----------------------------------
                                     Name:   J. Donald Boggus, Jr.
                                     Title:  President and
                                     Chief   Executive Officer

                                 Exhibit 1.1(b)

                                Excluded Assets


                                [TO BE PROVIDED]

                                 Exhibit 1.3(b)

                          Certificates of Deposit Not
                              Assumed by Purchaser

                               [TO BE PROVIDED]

                               Exhibit 2.2(b)(2)

                                 Bill of Sale

     THIS BILL OF SALE is dated this ___ day of ______, 1999, by Tucker Federal Bank, a savings association organized and existing under the laws of the United States ("Seller").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Seller and Crescent Bank & Trust Company, a bank organized and existing under the laws of the State of Georgia, ("Purchaser") have entered into a Branch Purchase and Assumption Agreement dated as of __________, 1999, (the "Agreement"). All capitalized terms used herein but not defined shall have the meanings ascribed to them by the Agreement;

     WHEREAS, the Agreement provides, among other things, for the sale by Seller to Purchaser of the Assets of the Branch Office;

     NOW, THEREFORE, Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby grant, sell, convey and deliver to Purchaser, and Purchaser's successors and assigns, to have and hold forever, all of Seller's right, title and interest in and to the Assets; and

     FURTHER, Seller grants, sells, conveys and delivers unto Purchaser all of the Assets subject to the representations, warranties and covenants made by Seller under the Agreement, and all such representations, warranties and covenants in the Agreement are fully incorporated herein as if such representations, warranties and covenants were fully set forth herein.

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed by its duly authorized officers and its corporate seal to be affixed hereto, all as of the day and year first above written.

                                    TUCKER FEDERAL BANK (SELLER)

[SEAL]
                                    By:
                                        ------------------------------------
                                        Name:  Charles M. Buckner
                                        Title: Group President
ATTEST:


By:
    ------------------------------
    Name:
    Title:

Signed, sealed and delivered on
this _____ day of ___________, 1999,
in the presence of:


-------------------------------------
Notary Public
My Commission Expires: ______________

[NOTARY SEAL]

                               Exhibit 2.2(b)(3)

                      Assignment and Assumption Agreement

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into this ______ day of ______________, 1999, by and between Tucker Federal Bank, a savings association, organized and existing under the laws of the United States ("Seller"), and Crescent Bank & Trust Company, a bank organized and existing under the laws of the State of Georgia ("Purchaser").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Seller and Purchaser have entered into a Branch Purchase and Assumption Agreement, dated as of ________________, 1999, (the "Agreement"). All capitalized terms used herein but not defined shall have the meanings ascribed to them by the Agreement;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged by Seller and Purchaser, Seller hereby assigns, transfers and sets over to Purchaser all of Seller's rights and interest to, and Purchaser does hereby assume all of Seller's liabilities and obligations in connection with, the Assets, the Leased Equipment, the Safe Deposit Contracts and the Deposit Liabilities, in each case subject to the exclusions and provisions set forth in the Agreement.

     This Assignment and Assumption Agreement shall be binding upon, and shall inure to the benefit of, Seller, Purchaser, and each of their successors and assigns and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.

     This Assignment and Assumption Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers and their corporate seals to be affixed hereto, all as of the day and year first above written.

                                         TUCKER FEDERAL BANK
                                         (SELLER)
[SEAL]

                                         By:
                                             --------------------------------
                                             Name:  Charles M. Buckner
                                             Title: Group President
ATTEST:


By:
     --------------------------------
     Name:
     Title:


                                        CRESCENT BANK & TRUST COMPANY
                                        (PURCHASER)
[SEAL]

                                        By:
                                            ---------------------------------
                                            Name:  J. Donald Boggus, Jr.
                                            Title: President
ATTEST:


By:
     ---------------------------------
     Name:
     Title:

Signed, sealed and delivered on
this _____ day of ___________, 1999,
in the presence of:


-------------------------------------
Notary Public
My Commission Expires: ______________

[NOTARY SEAL]

                               Exhibit 2.2(b)(14)

                               Closing Statement

           (Pre-Closing Balance Sheet as of ______________, 1999)/1/

Cash due Purchaser for:

     Deposit liabilities (including
     accrued but unpaid interest)                 $
                                                   --------------------

     Total Cash due Purchaser                     $
                                                   --------------------

Cash due Seller for:

     Net Book Value of
     Real Property and Personal Property          $
                                                   --------------------

     Coins and currency (face amount)             $
                                                   --------------------

     Pro rata adjustment for real and
     personal property taxes and
     other expenses                               $
                                                   --------------------

     Deposit Premium                              $
                                                   --------------------

     Total Cash due Seller                        $
                                                   --------------------

     Net cash due Purchaser (Seller)              $
                                                   --------------------

     Seller hereby approves the Closing Statement and acknowledges receipt of the total cash due Seller. Purchaser hereby approves the Closing Statement, acknowledges receipt of the net cash due Purchaser and assumes liability for payment of all taxes and other expenses as provided for in the Branch Purchase and Assumption Agreement between Seller and Purchaser dated as of ___________, 1999 (the "Agreement"). Seller and Purchaser agree to make subsequent adjustments to the extent necessary in accordance with Section 2.3 of the Agreement.

--------------------------
/1/   Amounts paid at Closing shall be subject to subsequent adjustment based on the Post-Closing Balance Sheet.

Accepted and agreed, this _______ day of __________, 1999.


                                      TUCKER FEDERAL BANK
                                      (SELLER)
[SEAL]

                                      By:
                                          --------------------------------
                                          Name:  Charles M. Buckner
                                          Title: Group President
ATTEST:


By:
   ---------------------------
   Name:
   Title:


                                      CRESCENT BANK & TRUST COMPANY
                                      (PURCHASER)
[SEAL]

                                      By:
                                          --------------------------------
                                          Name:  J. Donald Boggus, Jr.
                                          Title: President
ATTEST:


By:
   -------------------------------
   Name:
   Title:

                                  Exhibit 4.9

                      Proceedings and Information - Seller

     None.

                                  Exhibit 5.5

                    Proceedings and Information - Purchaser

     None.